PROSPECTUS and                  PRICING SUPPLEMENT NO. 3
PROSPECTUS SUPPLEMENT, each     effective at 5:00 PM ET
Dated July 10, 2001             Dated 28 August 2001
CUSIP: 24422ENN5                Commission File No.: 333-62622
                                Filed pursuant to Rule 424(b)(3)

                       U.S. $3,800,850,000
                 JOHN DEERE CAPITAL CORPORATION

                  MEDIUM-TERM NOTES, SERIES D
      due from 9 Months to 30 Years from Date of Issue

The Medium-Term Notes offered hereby will be Senior
Notes as more fully described in the accompanying
Prospectus and Prospectus Supplement and will be Denominated in U.S. Dollars.



INTEREST PAYMENT DATES:           Each March 1, September
                                  1, commencing on
                                  March 1, 2002 and
                                  at Maturity

Principal Amount:                 $50,000,000

Date of Issue:                    August 31, 2001

Maturity Date:                    September 1, 2006

INTEREST RATE:                    5.498% PER ANNUM

REDEMPTION PROVISIONS:            None

PLAN OF DISTRIBUTION:             J.P. Morgan Securities
                                  Inc., As Agent, has offered
                                  the Senior Notes for sale
                                  at a price of 100% of the
                                  aggregate principal amount
                                  of the Senior Notes


J. P. Morgan Securities Inc.

John R. Stafford is a director of Deere & Company. Mr. Stafford is also a director of J.P. Morgan Chase & Co., the parent of The
Chase Manhattan Bank (the senior Trustee), which are affiliates of J.P. Morgan Securities Inc.